THIRD AMENDMENT TO LOAN AGREEMENT (REVOLVER) AND FIRST AMENDMENT TO
                           LOAN AGREEMENT (TERM LOAN)

These AMENDMENTS, dated the 26th day of July, 1996 between Zycon Corporation (herein referred to as the "Borrower") and COMERICA BANK-California (herein referred to as the "Bank").

                                  WlTNESSETH:

WHEREAS, the Bank and the Borrower on March 31, 1994 entered a certain Loan Agreement as amended (herein referred to as the "Revolver Agreement"), a certain Revolving Credit Master Note (the "Revolving Credit Note"), a certain Term Note, a Security Agreement (Inventory and Accounts Receivable), and a certain Security Agreement (Equipment); and

WHEREAS, the Bank and the Borrower on December 31, 1995 entered a certain Loan Agreement as amended (herein referred to as the "Term Loan Agreement"), and a certain Term Note; and

WHEREAS, the modifications to the Revolver Agreement and the Term Loan Agreement contemplated hereby are in the best interest of, and will mutually benefit, the parties hereto; and

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree to amend the Revolver Agreement and the Term Loan Agreement in the manner and to the extent hereinafter set forth:

1. In Section 1.1 of the Revolver Agreement titled "Defined Terms.", replace the definition of "Commitment Amount (Revolving Loans)" with the following:
"'Commitment Amount (Revolving Loans)' shall mean for any applicable period of determination, Twenty Eight Million Dollars ($28,000,000)."

2. In Section 1.1 of the Revolver Agreement titled "Defined Terms.", replace the definition of "Termination Date" with the following: "'Termination Date' shall mean July 1, 1998 (or such earlier date on which the Borrower shall permanently terminate the Bank's commitment under Section 2.8 of this Agreement), provided, however, if the Bank notifies Borrower fewer than 90 days before July 1, 1998, that the period of financing under the Agreement will not be extended, and no Event of Default then exists under this Agreement, then the Termination Date will for this Agreement be deemed postponed to the date 90 days after delivery of such notice from Bank to Borrower."

3. In Section 1.1 of the Revolver Agreement titled "Defined Terms.", replace the definition of "Borrowing Base" with the following: "'Borrowing Base' shall mean as of any applicable date of determination, eighty percent (80%) of the sum of
(a) the aggregate outstanding principal balance of the Borrower's Eligible Accounts plus (b) the aggregate outstanding principal balance of the Eligible Accounts of Zycon Alternate Circuits, Inc."


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4. Replace the content of Section  6.1.4 of the Revolver  Agreement  and Section
6.1.3 of the Term Loan Agreement both titled "Aging of Accounts Certificate." with the following: "Furnish to the Bank monthly by the 10th of each month the following: (1) an aging as of the end of the preceding month of Borrower's Accounts Receivable and accounts payable in a form satisfactory to the Bank; and
(2) an aging of Accounts Receivable and accounts payable of Zycon Alternate Circuits, Inc. as of the end of the preceding month in a form satisfactory to the Bank."

5. Replace the content of Section 6.5 of the Revolver Agreement titled "Maintain Tangible Net Worth." with the following: "At the date of each Financial Statement provided to the Bank pursuant to Section 6.1 of the Agreement, on a consolidated and non-consolidated basis, maintain a Tangible Net Worth for it of not less than the amounts specified during the periods specified below:

      (a)   $42,000,000 from December 31, 1995 until September 30, 1996,

      (b) the sum of the minimum Tangible Net Worth required at the commencement of the preceding calendar quarter plus fifty percent (50%) of the Borrower's Net Income (but only if such Net Income is a positive number greater than zero dollars ($0.00) for the preceding calendar quarter from October 1, 1996 until the Indebtedness is paid in full and the Borrower has performed all of its obligations hereunder."

6. Replace the content of Section 6.7 of the Revolver Agreement titled "Maintain Current Ratio." with the following: "At the date of each Financial Statement provided to the Bank pursuant to Section 6.1 of the Agreement, on a consolidated and non-consolidated basis, maintain the ratio of its Current Assets to Current Liabilities at not less than 1.1 to 1.0, at all times from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its obligations hereunder."
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7. Replace the content of Section 6.8 of the Revolver Agreement titled "Maintain
Fixed Charges Ratio." with the following: "At the date of each Financial Statement provided to the Bank pursuant to Section 6.1 of the Agreement, on a consolidated and non-consolidated basis, maintain the ratio of (i) its Cash Flow, calculated on an annualized basis, to (ii) its Fixed Charges at not less than 1.35 to 1.0, at all times from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its obligations hereunder."

8.   Add the following Section to the Revolver Agreement:
     "6.14 Zycon Corporation Sdn. Bhd. Profitability. Ensure that the Net Income of Zycon Corporation Sdn. Bhd, calculated in accordance with GAAP shall be a positive number greater than zero dollars ($0.00) for each fiscal year beginning with the fiscal year ending December 31, 1998, until the Indebtedness is paid in full and the Borrower has performed all of its obligations hereunder."

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9.   Add the following Section to the Revolver Agreement:
     "7.1 Transfers to Subsidiary. Make loan advances to, extend credit to, guaranty the Debt of, purchase the stock of, or otherwise make Transfers (herein defined as, every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing or parting with property or with an interest in property.) to or for the benefit of Zycon Corporation Sdn. Bhd., which, in the aggregate, at any time, exceed thirty-three million dollars ($33,000,000.00)."

10. Replace the content of Section 6.6 of the Term Loan Agreement and the Revolver Agreement both titled "Maintain Debt Ratio." with the following: "At the date of each Financial Statement provided to the Bank pursuant to Section
6.1 of the Agreement, on a consolidated and non-consolidated basis, maintain the ratio of its Debt to Tangible Net Worth at not more than 1.60 to 1.0, at all times from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its obligations hereunder."

11. Replace the content of Section 2.4(a) of the Term Loan Agreement titled "Interest - Draw Period Note." with the following: "During the Draw Period, the Draw Period Note shall bear interest on the principal balance outstanding thereunder at a rate equal to the Prime Rate plus three-eights of one percent (.3750%) per annum, but in no event to exceed the Legal Rate. Such rate of interest shall change as and when the Prime Rate changes. During the Draw Period, accrued interest on the Draw Period Note shall be payable monthly on the twenty-first day of each consecutive calendar month, beginning with the twenty-first day of the first month following the first Disbursement Date until the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), and from and after such date, on demand."

12. Replace the content of Section 2.4(b)(i) of the Term Loan Agreement titled "Interest - Fixed Rate Note and Variable Rate Note - Variable Rate Note." with the following: "Commencing with the Termination Date, the Variable Rate Note shall bear interest on the principal balance outstanding thereunder at the Prime Rate plus three-eights of one percent (.3750%) per annum until the Maturity Date, and thereafter at a rate equal to two percent (2%) per annum plus the rate otherwise prevailing hereunder, but in no event to exceed the Legal Rate (the "Prime Rate Option"). Such rate of interest shall change as and when the Prime Rate changes. Interest shall be payable to the extent then accrued on the twenty-first day of the first month following the Termination Date until the Maturity Date, and from and after the Maturity Date, on demand;"

IN WITNESS WHEREOF, the parties hereto have caused these AMENDMENTS to the Revolver Agreement and the Term Loan Agreement to be executed and delivered by their duly authorized officers on the day and year first written above.



Zycon Corporation                          COMERICA BANK-California

By: /s/ Ronald H. Donati                   By: /s/ Greg H. Atkinson
    ------------------------------            -----------------------------
     Ronald H. Donati                          Greg H. Atkinson
Its: President                            Its: Assistant Vice President

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